Exhibit 4.1

                              SPECTRIAN CORPORATION


I.       NOTICE OF STOCK OPTION GRANT

John Rottenburg

         You have been granted an option (the "Option") to purchase common stock ("Common Stock") of Spectrian Corporation (the "Company"), subject to the terms and conditions of the Stock Option Agreement (the "Agreement"), as follows:

         Grant Number :                              003528

         Date of Grant :                             12/15/97

         Vesting Commencement Date :                 12/15/97

         Exercise Price per Share :                  $16.6250

         Total Number of Shares Granted :            25,000

         Total Exercise Price :                      $415,625.00

         Type of Option :                            Nonstatutory Stock Option

         Expiration Date :                           12/15/07

         Vesting Schedule :

         This Option shall be exercisable, in whole or in part, as to twenty-five percent (25%) of the shares of Common Stock subject to the Option twelve months after the Vesting Commencement Date, and 1/48 of the shares of Common Stock subject to the Option each month thereafter, subject to your continuous status as an employee or consultant of the Company on such dates.

         Termination Period :

         This Option shall be exercisable for three months after Optionee ceases to be an employee or consultant of the Company (but in no event later than the Expiration Date). If the Optionee's status changes from an employee of the Company to a consultant of the Company or from a consultant of the Company to an employee of the Company, this Agreement shall remain in effect.




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II.       STOCK OPTION AGREEMENT

         1. Grant of Option. The Board of Directors of the Company (the "Board") hereby grants to Optionee the Option to purchase the total number of shares granted set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price").

         2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant, subject to the following:

                  (a)      Right to Exercise.

                           (i) This Option may not be  exercised  for a fraction
of a share.

                           (ii)  In  the  event  of  termination  of  Optionees,
continuous status as an employee or consultant of the Company, the exercisability of the Option is governed by sections 4, 5 and 6 below, subject to the limitation contained in subsection 2(a)(iii).

                           (iii) In no event may this Option be exercised  after
the Expiration Date as set forth in the Notice of Grant.

                  (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of shares of Common Stock ("Shares") in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and shall be delivered to Stock Option Administrator of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

         3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                  (a)  cash;

                  (b)  check; or

                  (c) surrender of other Shares which (i) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on

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the date of surrender,  and (ii) have a fair market value (determined by the per share closing sales price (or the closing bid, if no sales were reported) as quoted on the NASDAQ National Market) ("Fair Market Value") on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised.

         4. Termination of Relationship. In the event of an Optionee's continuous status as an employee or consultant of the Company terminates for any reason other than death or Disability (as defined in Section 5 below), this Option may be exercised for a period of three months after the date of such termination (but in no event later than the Expiration Date) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         5. Disability of Optionee. In the event of termination of Optionee's status as an employee or consultant of the Company as a result of Optionee's disability (within the meaning of Section 22(e)(3) of the Code) ("Disability"), this Option may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the Expiration Date) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         6. Death of Optionee. In the event of the death of Optionee, this Option may be exercised at any time within twelve (12) months following the date of Optionee's death (but in no event later than the Expiration Date), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

         7. Non-Transferability of Option. Unless determined otherwise by the Board, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. If the Board makes the Option transferable, the Option shall contain such additional terms and conditions as the Board deems appropriate.

         8. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, as well as the price per Share covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose

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determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to this Option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent the Option has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

                  (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each Share of optioned stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of optioned stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         9. Tax Consequences. Some of the federal tax consequences relating to the exercise and disposition of this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee or a former employee, the Company will be required to withhold from his compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.


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                  (b)  Disposition  of  Shares.  If the  Optionee  holds  Shares acquired upon exercise of the Option for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

         10. Entire Agreement; Governing Law. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

         11. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING TO PROVIDE SERVICES AS AN EMPLOYEE OR CONSULTANT OF THE COMPANY AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED AN OPTION). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT OF THE COMPANY FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS AN EMPLOYEE OR CONSULTANT OF THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.



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         By your  signature and the  signature of the  Company's  representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                           SPECTRIAN CORPORATION

Signature: /s/ John Rottenburg      By: Garrett A. Garrettson
           --------------------         ----------------------------------

Print Name: John Rottenburg         Title: President and Chief Executive Officer
            -------------------            -------------------------------------




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                                    EXHIBIT A

                              SPECTRIAN CORPORATION


                                 EXERCISE NOTICE


Spectrian Corporation
350 West Java Drive
Sunnyvale, CA  94089

Attention:  Stock Option Administrator

         1. Exercise of Option. Effective as of today, ___________, ______, the undersigned ("Optionee") hereby elects to exercise Optionee's option (the "Option") to purchase _________ shares (the "Shares") of the common stock ("Common Stock") of Spectrian Corporation (the "Company") under and pursuant to the Stock Option Agreement dated ______________, ______ (the "Agreement").

         2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement and agrees to abide by and be bound by its terms and conditions.

         3. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 of the Agreement.

         4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

         5. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.


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         6. Entire Agreement. The Agreement is incorporated herein by reference.
The Agreement and this Exercise Notice constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.


Submitted by:                             Accepted by:

OPTIONEE:                                 SPECTRIAN CORPORATION


                                              By:
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                                              Its:
                                                  ------------------------------

Address:



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